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                                                                       EXHIBIT 5
                          NUTTER, McCLENNEN & FISH, LLP

                                ATTORNEYS AT LAW


                             ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2699


                                January 13, 1999
                                    100230-29

PROVANT, Inc.
67 Batterymarch Street, Suite 600
Boston, MA 02110

Ladies/Gentlemen:

         Reference is made to the Registration Statement on Form S-1 (File No. 333-70119) (the "Registration Statement"), and the Prospectus constituting Part I thereof (the "Prospectus"), which PROVANT, Inc., a Delaware corporation (the "Company"), has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 4,007,750 shares of the Company's common stock, $.01 par value (the "Common Stock"), consisting of (i) 2,500,000 shares of Common Stock to be sold by the Company, (ii) 985,000 shares of Common Stock to be sold by certain selling stockholders and (iii) 522,750 shares to be sold by the Company if Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., Piper Jaffray Inc. and BancBoston Robertson Stephens Inc., as representatives of the underwriters to be named in the Prospectus, exercise in full an over-allotment option.

         We have acted as counsel for the Company in connection with the Registration Statement. We have examined original or certified copies of the Certificate of Incorporation of the Company and all amendments thereto, the Company's By-laws, the corporate records of the Company to the date hereof, certificates of public officials and such other documents, records and materials as we have deemed necessary in connection with this opinion letter.

         Based upon the foregoing and in reliance upon information from time to time furnished to us by the officers, directors and agents of the Company, we are of the opinion that:

         1. The shares of Common Stock, when issued and sold by the Company upon the terms described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable; and

         2. The shares of Common Stock to be sold by the Selling Stockholders have been duly and validly issued and are fully paid and non-assessable.

         We understand that this opinion letter is to be used in connection with the Registration Statement, as finally amended, and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the Prospectus under the heading "Legal Matters." It is understood that this opinion letter is to be used in connection with the


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NUTTER, McCLENNEN & FISH, LLP


offer and sale of the aforesaid shares only while said Registration Statement is effective as so amended and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.



                                            Very truly yours,

                                            /s/ Nutter, McClennen & Fish, LLP

                                            NUTTER, McCLENNEN & FISH, LLP